Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Third Quarter 2007 Financial Results

Raleigh, NC, Tuesday, October 30, 2007 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the third quarter ended September 30, 2007.

For the quarter ended September 30, 2007, revenue increased 4.6% to $88.6 million, compared to $84.7 million for the quarter ended September 30, 2006. Operating income for the third quarter 2007 increased 21.5% to $13.4 million, compared to $11.1 million for the same period in 2006. Income from continuing operations for the third quarter 2007 was $6.9 million, or $0.49 per share, a 77.9% increase from income from continuing operations of $3.9 million, or $0.28 per share, for the third quarter of 2006. The Company had no income from discontinued operations (net of income taxes) for the third quarter of 2007, compared to a loss of $0.1 million, or $0.01 per share, for the same period in 2006. Net income was $6.9 million, or $0.49 per share, for the quarter ended September 30, 2007, compared to $3.8 million, or $0.27 per share, for the same period in 2006. The third quarter of 2007 was positively impacted $1.2 million, or $.05 per diluted share, net of tax, as a result of the annual accounting adjustment for landfill capping, closure and post closure costs in accordance with Statement of Financial Accounting Standards No. 143. Results for the third quarter of 2006 were impacted by a higher effective tax rate of 55.8% due to an adjustment to accrued deferred tax liabilities of $1.2 million, or $.09 per diluted share.

For the nine months ended September 30, 2007, revenue increased 3.9% to $256.0 million, compared to $246.4 million for the same period in 2006. Operating income increased 31.3% to $37.3 million, compared to $28.4 million for the nine months ended September 30, 2006. Income from continuing operations was $18.4 million, or $1.30 per diluted share, a 56.7% increase from income from continuing operations of $11.8 million, or $0.84 per diluted share, for the nine months ended September 30, 2006. Income from discontinued operations (net of income taxes) was $0.1 million, or $.01 per share, for the nine months ended September 30, 2007, compared to $2.1 million, or $0.15 per share, for the same period in 2006, primarily due to a gain on sale of our Jacksonville, Florida landfill operation in April 2006. Net income was $18.6 million, or $1.31 per diluted share, for the nine months ended September 30, 2007, compared to $13.9 million, or $0.99 per diluted share, for the same period in 2006.

Jim W. Perry, President and CEO of the Company, stated, “Our performance for the third quarter and year-to-date reflects our ability to internalize more of the waste we collect into our landfills. In addition, the acquisitions we’ve made within the markets we serve have helped to improve our route density and asset optimization.”

The Company will host a conference call to discuss its third quarter results on October 31, 2007 at 2:00 PM (Eastern Time). The call number is (877) 723-9522 and the confirmation number is 7994002. The conference call will also be broadcast live over the Internet at http://www.wasteindustries.com under the “Investor Relations” tab. A replay of the call will be available through November 14, 2007 and may be accessed by calling (888) 203-1112 and using confirmation number 7994002.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as risks in the development and operation of landfills, fuel prices, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenues:
Service revenues	$84,387	$88,215	$245,687	$255,202
Equipment sales	294	371	740	809

Total revenues	84,681	88,586	246,427	256,011

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	55,670	56,709	161,909	160,919
Cost of equipment sales	145	252	432	488
Selling, general and administrative	10,228	11,315	32,455	34,748
Depreciation and amortization	7,862	7,027	23,860	23,415
Gain on sale of property and equipment and other assets	(303)	(158)	(688)	(917)
Impairment of property and equipment and other assets	15	—	15	16

Total operating costs and expenses	73,617	75,145	217,983	218,669

Operating income	11,064	13,441	28,444	37,342

Interest expense	2,379	2,571	7,287	7,418
Interest income	(36)	(27)	(131)	(83)
Other	(76)	(38)	(226)	(190)

Total other expense, net	2,267	2,506	6,930	7,145

Income from continuing operations before income taxes	8,797	10,935	21,514	30,197
Income tax expense	4,910	4,021	9,754	11,769

Income from continuing operations	3,887	6,914	11,760	18,428

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	(134)	—	2,145	147

Net income	$3,753	$6,914	$13,905	$18,575

Earnings per share:
Basic:
Income from continuing operations	$0.28	$0.49	$0.85	$1.31
Income (loss) from discontinued operations	(0.01)	—	0.15	0.01

Net income	$0.27	$0.49	$1.00	$1.32

Diluted:
Income from continuing operations	$0.28	$0.49	$0.84	$1.30
Income (loss) from discontinued operations	(0.01)	—	0.15	0.01

Net income	$0.27	$0.49	$0.99	$1.31

Weighted-Average Number Of Shares Outstanding:
Basic	13,910	14,121	13,844	14,065
Diluted	14,072	14,216	14,025	14,179

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2006	September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,656	$173
Receivables, net	36,408	37,133
Other	5,013	7,888

Total current assets	43,077	45,194

Property and equipment, net	218,039	231,220
Intangible assets, net	104,950	115,574
Other noncurrent assets	4,213	4,190

Total assets	$370,279	$396,178

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,143	$7,873
Accounts payable - trade	13,318	16,231
Other accrued liabilities and deferred revenues	22,725	27,053

Total current liabilities	43,186	51,157

Long-term debt, net of current maturities	150,069	148,926
Deferred taxes and related contingencies	23,513	27,369
Other long-term liabilities	7,640	9,047

Total liabilities	224,408	236,499

Shareholders’ equity:	145,871	159,679

Total liabilities and shareholders’ equity	$370,279	$396,178

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2007
Operating Activities:
Net income	$13,905	$18,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,026	23,415
Landfill accretion expense	688	612
Amortization of debt issuance costs	411	303
Impairment of property, equipment and other assets	15	16
Gain on sale of property, equipment and other assets	(688)	(917)
Gain on sale of discontinued collection and disposal operations	(2,135)	—
Stock compensation expense	452	637
Deferred income taxes	548	189
Change in fair value of commodity hedges	932	767
Provision for doubtful accounts	1,139	1,661
Changes in assets and liabilities, net of effects from acquisition and disposition of operations	(6,717)	5,372

Net cash provided by operating activities	32,576	50,630

Investing Activities:
Acquisitions of operations	(5,763)	(19,911)
Purchases of property and equipment	(33,871)	(26,258)
Proceeds from sale of discontinued collection and disposal operations	16,352	—
Proceeds from sale of property, equipment and other assets	1,645	1,730
Other	(335)	(296)

Net cash used in investing activities	(21,972)	(44,735)

Financing Activities:
Proceeds from issuance of long-term debt	30,023	45,000
Principal payments of long-term debt	(37,542)	(49,343)
Payment of dividends	(3,887)	(5,073)
Principal payments of capital lease obligations	(395)	(168)
Financing costs	(582)	—
Excess tax benefit from stock option exercises	263	275
Net proceeds from exercise of stock options	1,709	1,931

Net cash used in financing activities	(10,411)	(7,378)

Decrease in cash and cash equivalents	193	(1,483)
Cash and cash equivalents, beginning of period	1,575	1,656

Cash and cash equivalents, end of period	$1,768	$173

Supplemental disclosures of cash flow information:
Cash paid for interest	$7,592	$7,992

Cash paid for income taxes	$14,888	$9,789

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
	9/30/06	9/30/07
REVENUE MARGINS
Operating expenses including cost of equipment sales	65.9%	64.3%
S G & A	12.1%	12.8%
Depreciation and amortization	9.3%	7.9%
Interest expense, (net)	2.8%	2.9%
Income from continuing operations (pre-tax)	10.4%	12.3%
Income tax expense	5.8%	4.5%
Income from continuing operations	4.6%	7.8%

SERVICE REVENUE MIX
Collection:
Industrial	$22,983	$23,004
Commercial	23,178	24,518
Residential	19,376	21,014
Disposal and transfer	12,209	12,743
Recycling service	1,161	1,101
Recycled commodity sales	1,421	1,440
Other	4,059	4,395

Total Service Revenue	$84,387	$88,215

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$11,064	$13,441
Accretion	150	341
Depreciation and amortization	7,862	7,027

Operating income before depreciation, amortization and accretion	$19,076	$20,809

	YTD 06	YTD 07
CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$25,347	$20,386
Landfill Development	8,524	5,872

Total capital expenditures	$33,871	$26,258

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$32,576	$50,630
Less: Capital expenditures	(33,871)	(26,258)
Plus: Proceeds from disposal of assets	1,645	1,730

Free cash flow	$350	$26,102

	12/31/06	9/30/07
DEBT TO TOTAL CAPITAL
(includes capital leases)	51.9%	49.6%

TOTAL LIABILITIES TO EQUITY	1.5	1.5

DAYS SALES OUTSTANDING	34	32

		Q3 2007
SERVICE REVENUE GROWTH
Price		1.3%
Volume		0.0%
Energy surcharge		0.0%

Total internal growth		1.3%
Recycling commodities		0.0%
Acquisitions		3.2%

Total service revenue growth		4.5%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.